                                                                       EXHIBIT 1
                                                                       ---------



                         AGREEMENT AND PLAN OF MERGER


                                 by and among


                              SPRINT CORPORATION,


                             DD ACQUISITION, CORP.


                                      and


                          AMERICAN TELECASTING, INC.


                                  dated as of


                                APRIL 26, 1999

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
                                   ARTICLE I

THE MERGER................................................................   2
Section 1.1    The Merger; Effects of the Merger..........................   2
Section 1.2    Effective Time.............................................   2
Section 1.3    Closing....................................................   3
Section 1.4    Directors and Officers of the Surviving Corporation........   3
Section 1.5    Subsequent Actions.........................................   3
Section 1.6    Consideration for the Merger; Conversion or Cancellation
               of Company Common Stock in the Merger......................   3

                                 ARTICLE II

SURRENDER OF SHARES OF COMPANY COMMON STOCK;
DISSENTING SHARES; COMPANY OPTIONS........................................   4
Section 2.1    Surrender of Certificates..................................   4
Section 2.2    Dissenting Shares..........................................   6
Section 2.3    Company Stock Options and Purchase Plans...................   7

                                  ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................   8
Section 3.1    Organization and Standing..................................   8
Section 3.2    Capitalization.............................................   9
Section 3.3    Authority for Agreement....................................  10
Section 3.4    No Conflict................................................  11
Section 3.5    Required Filings and Consents..............................  12
Section 3.6    Compliance.................................................  12
Section 3.7    Licenses and Permits.......................................  13
Section 3.8    SEC Filings, Financial Statements..........................  17
Section 3.9    Absence of Certain Changes or Events.......................  19
Section 3.10   Taxes......................................................  19
Section 3.11   Title to Assets............................................  20
Section 3.12   Change of Control Agreements...............................  21
Section 3.13   Litigation.................................................  21
Section 3.14   Contracts and Commitments..................................  21
Section 3.15   Information Supplied.......................................  22
Section 3.16   Employee Benefit Plans.....................................  22
Section 3.17   Labor and Employment Matters...............................  23
Section 3.18   Environmental Compliance and Disclosure....................  25

Section 3.19   Intellectual Property......................................  27
Section 3.20   Year 2000 Compliance.......................................  28
Section 3.21   Brokers....................................................  29
Section 3.22   Insurance Policies.........................................  29
Section 3.23   Notes and Accounts Receivable..............................  30
Section 3.24   Transactions with Affiliates...............................  30
Section 3.25   Company Warrants...........................................  30
Section 3.26   No Existing Discussions....................................  30
Section 3.27   Disclosure.................................................  31

                                  ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER....................  31
Section 4.1    Organization and Standing..................................  31
Section 4.2    Authority for Agreement....................................  31
Section 4.3    No Conflict................................................  32
Section 4.4    Required Filings and Consents..............................  32
Section 4.5    Information Supplied.......................................  33
Section 4.6    Brokers....................................................  33
Section 4.7    No Prior Activities........................................  33
Section 4.8    Sufficient Funds...........................................  33
Section 4.9    Share Ownership............................................  33

                                   ARTICLE V

COVENANTS.................................................................  33
Section 5.1    Conduct of the Business Pending the Merger.................  34
Section 5.2    Access to Information; Confidentiality.....................  36
Section 5.3    Notification of Certain Matters............................  36
Section 5.4    Further Assurances.........................................  37
Section 5.5    Stockholders' Meeting......................................  38
Section 5.6    Board Recommendations......................................  39
Section 5.7    Stockholder Litigation.....................................  41
Section 5.8    Indemnification............................................  41
Section 5.9    Public Announcements.......................................  42
Section 5.10   Acquisition Proposals......................................  43
Section 5.11   FCC Applications...........................................  43
Section 5.12   Undertakings of Parent.....................................  44
Section 5.13   Director Resignations......................................  44
Section 5.14   Rights Plan................................................  44
Section 5.15   Year 2000 Plan.............................................  44
Section 5.16   Employee Benefits..........................................  44
Section 5.17   Matters Relating to BARs...................................  45

Section 5.18   Matters Relating to Notes..................................  46

                                  ARTICLE VI
CONDITIONS................................................................  46
Section 6.1    Conditions to the Obligation of Each Party.................  46
Section 6.2    Conditions to Obligations of Parent and
                  Purchaser to Effect the Merger..........................  47
Section 6.3    Conditions to Obligations of the Company to
                  Effect the Merger.......................................  47

                                  ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER.........................................  47
Section 7.1    Termination................................................  47
Section 7.2    Effect of Termination......................................  49
Section 7.3    Amendments.................................................  50
Section 7.4    Waiver.....................................................  50

                                 ARTICLE VIII
GENERAL PROVISIONS........................................................  50
Section 8.1    No Third Party Beneficiaries...............................  50
Section 8.2    Entire Agreement...........................................  50
Section 8.3    Succession and Assignment..................................  51
Section 8.4    Counterparts...............................................  51
Section 8.5    Headings...................................................  51
Section 8.6    Governing Law..............................................  51
Section 8.7    Severability...............................................  51
Section 8.8    Specific Performance.......................................  51
Section 8.9    Construction...............................................  52
Section 8.10   Non-Survival of Representations and Warranties and
                  Agreements..............................................  52
Section 8.11   Certain Definitions........................................  52
Section 8.12   Fees and Expenses..........................................  53
Section 8.13   Notices....................................................  53
Section 8.14   Control of the Company.....................................  54
Section 8.15   Matters relating to the Voting Agreements..................  54

                         AGREEMENT AND PLAN OF MERGER


          AGREEMENT AND PLAN OF MERGER, dated as of April 26, 1999 (this "Agreement"), by and among American Telecasting, Inc. a Delaware corporation (the "Company"), DD Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Purchaser"), and Sprint Corporation, a Kansas corporation ("Parent").

          WHEREAS, the Board of Directors of each of Parent, Purchaser and the Company has approved, and deems it advisable and in the best interests of its respective stockholders to consummate the acquisition of the Company by Parent upon the terms and subject to the conditions set forth herein; and

          WHEREAS, in furtherance thereof, upon the terms and subject to the conditions set forth in this Agreement, (i) Purchaser would be merged with and into the Company (the "Merger"), with the Company as the surviving corporation (the "Surviving Corporation"), in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and (ii) each issued and outstanding share of Class A Common Stock, $0.01 par value per share, of the Company (including any and all rights to be attached thereto to acquire shares of preferred stock of the Company pursuant to the Rights Plan (as defined in Section 5.14), and any other rights associated therewith, to be adopted by the Company pursuant to
Section 5.14, the "Company Common Stock") immediately prior to the Effective Time (as defined in Section 1.2) would, except as otherwise expressly provided herein, be converted into the right to receive the Merger Consideration (as defined in Section 1.6); and

          WHEREAS, concurrently herewith and as a condition and inducement to Parent's and Purchaser's willingness to enter into this Agreement, Parent and certain stockholders of the Company have entered into voting agreements, dated as of the date hereof (the "Voting Agreements"), pursuant to which such stockholders have agreed, upon the terms and conditions set forth therein, to vote the outstanding shares of Company Common Stock owned by them in favor of the Merger; and

          WHEREAS, the Company, Parent and Purchaser desire to make certain representations, warranties, covenants and agreements in connection with the Merger.

          NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, intending to be legally bound hereby, the parties hereto agree as follows:


                                  ARTICLE XV

                                  THE MERGER

          Section 15.1  The Merger; Effects of the Merger.  Subject to the
                        ---------------------------------
terms and conditions of this Agreement, at the Effective Time, the Company and Purchaser shall consummate a merger pursuant to which (a) Purchaser shall be merged with and into the Company and the separate corporate existence of Purchaser shall thereupon cease, (b) the Company shall be the successor or surviving corporation in the Merger and shall continue to be governed by the laws of the State of Delaware, and (c) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in this Section 1.1. Pursuant to the Merger, (x) the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by law and such certificate of incorporation, and (y) the by-laws of the Company, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter amended as provided by law, by such certificate of incorporation or by such by-laws. The Merger shall have the effects specified in the DGCL.

          Section 15.2  Effective Time.  Subject to the provisions of this
                        --------------
Agreement, the Merger shall be consummated as promptly as practicable (and in any event within three business days) after satisfaction or, to the extent permitted hereunder, waiver of all conditions to each party's obligation to consummate the Merger contained in Article VI, by duly filing an appropriate certificate of merger (the "Certificate of Merger"), in such form as is required by and executed in accordance with, the relevant provisions of the DGCL. The Merger shall become effective on the date on which such Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or such other time as is agreed upon by the parties and specified in such certificate of merger (the "Effective Time"). The date on which the Effective Time shall occur is referred to herein as the "Effective Date."

          Section 15.3  Closing.  On the Effective Date, the closing ("Closing")
                        -------
of the Merger shall take place at 10:00 a.m. at the offices of King & Spalding, 1185 Avenue of the Americas, New York, New York.

          Section 15.4  Directors and Officers of the Surviving Corporation. The
                        ---------------------------------------------------
directors of Purchaser and the officers of the Company at the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the by-laws of the Surviving Corporation. If, at the Effective Time, a vacancy shall exist on the Company Board of Directors or in any office of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided by law.

          Section 15.5  Subsequent Actions.  If at any time after the Effective
                        ------------------
Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Purchaser acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Purchaser, all such deeds, bills of sale, instruments of conveyance, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

          Section 15.6  Consideration for the Merger; Conversion or Cancellation
                        --------------------------------------------------------
of Company Common Stock in the Merger.  At the Effective Time, by virtue of the
-------------------------------------
Merger and without any action on the part of Parent, Purchaser, the Company or the holders of any shares of Company Common Stock:

               (a) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled pursuant to Section 1.6(b) and Dissenting Shares (as defined in Section 2.2, if any)) shall be cancelled and extinguished and converted automatically into the right to receive $6.50 in cash, without interest thereon (as may be adjusted pursuant to Section 5.6, the "Merger Consideration").

               (b) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time and owned by Parent or Purchaser (other than shares in trust account, managed accounts, custodial accounts and the like that are beneficially owned by third parties), or which is held in the treasury of the Company or any of its Subsidiaries, shall cease to be outstanding, be cancelled and retired without payment of any consideration therefor and cease to exist.

               (c) Each share of common stock of Purchaser issued and outstanding immediately prior to the Effective time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.


                                  ARTICLE XVI

SURRENDER OF SHARES OF COMPANY COMMON STOCK; DISSENTING SHARES; COMPANY OPTIONS

           Section 16.1 Surrender of Certificates.
                        -------------------------

          (a) Prior to the Effective Time, Parent shall designate a bank or trust company reasonably satisfactory to the Company to act as agent (the "Paying Agent") for the holders of shares of Company Common Stock in connection with the Merger to receive in trust the funds to which holders of shares of Company Common Stock shall become entitled pursuant to Section 1.6(a). On or prior to the Effective Time, Parent or Purchaser shall deposit, or cause to be deposited, with the Paying Agent for the benefit of holders of shares of Company Common Stock the aggregate Merger Consideration to which such holders shall be entitled at the Effective Time pursuant to Section 1.6(a). Such funds shall be invested as directed by Parent or the Surviving Corporation pending payment thereof by the Paying Agent to holders of shares of Company Common Stock. Earnings from such investments shall be the sole and exclusive property of Purchaser and the Surviving Corporation, and no part of such earnings shall accrue to the benefit of holders of shares of Company Common Stock.

          (b) As soon as reasonably practicable after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of a certificate representing shares of Company Common Stock (a "Certificate"), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions not inconsistent with this Agreement as Parent may specify) and (ii) instructions for use in effecting the surrender of Certificates in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each share of Company Common Stock formerly represented by such Certificate, and the Certificate so surrendered shall forthwith be cancelled. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 2.1, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Section 2.1. If any Certificate shall have been lost, stolen or destroyed, upon making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation or Parent, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation or Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration such holder is entitled to receive pursuant to this Section 2.1.

          (c) At the Effective Time, the stock transfer books of the Company shall be closed, and thereafter there shall be no further registration of transfers of shares of Company Common Stock on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares, except as otherwise provided for herein or by applicable law. All cash paid pursuant to this Article II upon the surrender or exchange of Certificates shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificate.

          (d) At any time following six months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any earnings received with respect thereto) which had been made available to the Paying Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) and only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates. If any Certificates representing shares of Company Common Stock shall not have been surrendered immediately prior to such date on which the Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity, any such cash, shares, dividends or distributions payable in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (e) Parent, Purchaser, the Surviving Corporation and the Paying Agent, as the case may be, shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock and Company Options such amounts that Parent, Purchaser, the Surviving Corporation or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended ( the "Code"), the rules and regulations promulgated thereunder or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent, Purchaser, the Surviving Corporation or the Paying Agent, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of shares of Company Common Stock and Company Options in respect of which such deduction and withholding was made by Parent, Purchaser, the Surviving Corporation or the Paying Agent.

           Section 16.2 Dissenting Shares.
                        -----------------

          (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Common Stock as to which the holder thereof has demanded appraisal with respect to the Merger in accordance with Section 262 of the DGCL and as of the Effective Time has neither effectively withdrawn nor lost his right to such appraisal ("Dissenting Shares") shall not be converted into or represent a right to receive cash pursuant to Section 1.6, but the holder thereof shall be entitled to only such rights as are granted in Section 262 of the DGCL.

          (b) Notwithstanding the provisions of Section 2.2(a), if any holder of shares of Company Common Stock who demands appraisal of such shares under the DGCL effectively withdraws or loses (through failure to perfect or otherwise) his right to appraisal, then as of the Effective Time or the occurrence of such event, whichever later occurs, such holder's shares of

Company Common Stock shall automatically be converted into and represent only the right to receive the Merger Consideration as provided in Section 1.6(a), without interest, upon surrender of the Certificate or Certificates representing such shares pursuant to Section 2.1.

          (c) The Company shall give Parent (i) prompt notice of any written demands for appraisal or payment of the fair value of any shares of Company Common Stock, withdrawals of such demands, and any other instruments served on the Company pursuant to the DGCL received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. Except with the prior written consent of Parent, the Company shall not voluntarily make any payment with respect to any demands for appraisal, settle or offer to settle any such demands.

           Section 16.3 Company Stock Options and Purchase Plans.
                        ----------------------------------------

          (a) Immediately prior to the Effective Time, each holder of an employee stock option to purchase shares of Company Common Stock (a "Company Option"), whether vested or unvested, will be entitled to receive from the Company, and shall receive, in settlement of each Company Option an amount in cash equal to the product of (i) the excess, if any, of the Merger Consideration over the exercise price per share of such Company Option and (ii) the number of shares of Company Common Stock subject to such Company Option. All Options shall terminate as of the Effective Time.

          (b) Except as may be otherwise agreed to by Parent and the Company, all stock option and purchase plans established by the Company or any of its Subsidiaries shall terminate as of the Effective Time and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of Company or any of its Subsidiaries shall be deleted, terminated and of no further force or effect as of the Effective Time.

          (c) If and to the extent necessary or required by the terms of the plans governing Company Options or pursuant to the terms of any Company Option granted thereunder, each of Parent and the Company shall use its best efforts to obtain the consent of each holder of outstanding Company Options to the foregoing treatment of such Company Options.

          (d) Parent, Purchaser and the Company shall take all such steps as may be required to cause the transactions contemplated by this Section 2.3 and any other dispositions of the Company equity securities (including derivative securities) or acquisitions of Parent equity securities (including derivative securities) in connection with this Agreement by each individual who (a) is a director or officer of the Company or (b) at the Effective Time, will become a director or officer of Parent, to be exempt under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), such steps to be taken in accordance with the No-Action Letter dated January 12, 1999, issued by the Securities and Exchange Commission (the "SEC") to Skadden, Arps, Slate, Meagher & Flom LLP.

                                  ARTICLE XVI

                              REPRESENTATIONS AND
                           WARRANTIES OF THE COMPANY

          Except as set forth in the disclosure schedule prepared and signed by the Company and delivered to Parent simultaneously with the execution hereof (the "Company Disclosure Letter"), the Company represents and warrants to Parent and Purchaser that all of the statements contained in this Article III are true and correct as of the date of this Agreement (or, if made as of a specified date, as of such date).

          Section 17.1  Organization and Standing.  Each of the Company and each
                        -------------------------
Subsidiary (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has full corporate power and authority and all necessary government approvals to own, lease and operate its properties and assets and to conduct its business as presently conducted and (iii) is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary except where failure to be so qualified or licensed would not, individually or in the aggregate, have a Company Material Adverse Effect. "Company Material Adverse Effect" means any material adverse change in or effect on the consolidated businesses, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole (including, but not limited to, any change that materially adversely affects the FCC Licenses or Channel Leases), other than any change or effect related to (i) any loss of subscribers to the Company's wireless cable television services and (ii) any adverse developments in the Company's consolidated revenue or results of operations. The Company has furnished or made available to Parent true and complete copies of its certificate of incorporation (including any certificates of designations attached thereto, the "Company Certificate of Incorporation") and by-laws (the "Company By-laws") and the certificate of incorporation and bylaws (or equivalent organizational documents) of each Subsidiary, each as amended to date. Such certificate of incorporation, bylaws or equivalent organizational documents are in full force and effect, and neither the Company nor any Subsidiary is in violation of any provision of its certificate of incorporation, bylaws or equivalent organizational documents.

          Section 17.2  Capitalization.  The authorized capital stock of the
                        --------------
Company (the "Company Stock") consists of 2,500,000 shares of Preferred Stock (the "Preferred Stock"), 500,000 shares of Series B Convertible Preferred Stock (the "Convertible Preferred Stock"), 45,000,000 shares of Company Common Stock and 10,000,000 shares of Class B Common Stock (the "Class B Common Stock"). As of the date hereof, (i) 25,818,154 shares of Company Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable and free of preemptive rights, (ii) no shares of Company Common Stock are held in the treasury of the Company, (iii) 503,220 shares of Company Common Stock are issuable pursuant to outstanding Company Options, (iv) 1,898,856 shares of Company Common Stock are issuable upon exercise of outstanding warrants of the Company (the "Company Warrants"), and (v) there are no issued and outstanding shares of Preferred Stock, Convertible Preferred Stock or Class B Common Stock. The

Company will authorize and reserve shares of Series A Junior Participating Preferred Stock for future issuance pursuant to the Rights Plan. The Company Disclosure Letter sets forth a true and complete list of the outstanding Company Options and Company Warrants, in each case with the exercise price. Except as set forth above or in the Company Disclosure Letter, there are no options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by the Company relating to the issued or unissued capital stock of the Company or any Subsidiary or obligating the Company or any Subsidiary to issue or sell any shares of capital stock of, or options, warrants, convertible securities, subscriptions or other equity interests in, the Company or any Subsidiary. All Company Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in the Company Disclosure Letter, there are no outstanding contractual obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Stock or any capital stock of any Subsidiary or to pay any dividend or make any other distribution in respect thereof or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any person. Except as set forth in the Company Disclosure Letter, the Company owns beneficially and of record all of the issued and outstanding capital stock of each Subsidiary and does not own an equity interest in any other corporation, partnership or entity, other than in the Subsidiaries. Each outstanding share of capital stock of each Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by the Company or another Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or such other Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever.

           Section 17.3  Authority for Agreement.
                         -----------------------

          (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to obtaining necessary stockholder approval, to consummate the Merger and the other transactions contemplated by this Agreement. The execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement, have been duly authorized by all necessary corporate action (including, without limitation, the unanimous approval of the Company Board of Directors) and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement (other than, with respect to the Merger, the approval and adoption of this Agreement by the affirmative vote of a majority of the voting power of the then outstanding shares of Company Common Stock and the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Purchaser, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The affirmative vote of holders of the outstanding shares of Company Common Stock entitled to vote at a duly called and held meeting of stockholders is the only vote of the Company's stockholders necessary to approve this Agreement, the Merger and the other transactions contemplated by this Agreement.

          (b) At a meeting duly called and held on April 26, 1999, the Company Board of Directors unanimously (i) determined that this Agreement and the other transactions contemplated hereby, including the Merger, are fair to and in the best interests of the Company and the holders of shares of Company Common Stock,
(ii) approved, authorized and adopted this Agreement, the Merger and the other transactions contemplated hereby, and (iii) resolved, subject to the rights of the Company Board of Directors under Section 5.6 hereof, to recommend that the stockholders of the Company approve and adopt this Agreement and the Merger, and none of the aforesaid actions by the Company Board of Directors has been amended, rescinded or modified. The action taken by the Company Board of Directors constitutes approval of the Merger and the other transactions contemplated hereby by the Company Board of Directors under the provisions of
Section 203 of the DGCL such that Section 203 of the DGCL does not apply to this Agreement or the other transactions contemplated hereby.

          (c) Lazard Freres & Co. LLC has advised the Company Board of Directors of its opinion, and has undertaken to deliver to the Company Board of Directors such opinion in writing dated the date of this Agreement, that, as of such date and based on the assumptions, qualifications and limitations contained therein, the Merger Consideration is fair, from a financial point of view, to such holders.

          Section 17.4  No Conflict.  The execution and delivery of this
                        -----------
Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation of the Merger and the other transactions contemplated by this Agreement will not, (i) conflict with or violate the Company Certificate of Incorporation or Company Bylaws or equivalent organizational documents of any of its Subsidiaries, (ii) subject to Section 3.5, conflict with or violate any United States federal, state or local or any foreign statute, law, rule, regulation, ordinance, code, order, judgment, decree or any other requirement or rule of law (a "Law") applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, or (iii) except as set forth in the Company Disclosure Letter, result in a breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, give to others any right of termination, amendment, acceleration or cancellation of, result in triggering any payment or other obligations, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any property or asset of any of them is bound or affected, except in the case of clauses (ii) and (iii) above for any such conflicts, violations, breaches, defaults or other occurrences which could not, individually or in the aggregate, have a Company Material Adverse Effect.

          Section 17.5  Required Filings and Consents.  The execution and
                        -----------------------------
delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any United States federal, state or local or any foreign government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), except (i) for applicable requirements, if any, of the Exchange Act, state securities or "blue sky" laws ("Blue Sky Laws") and filing and recordation of appropriate merger documents as required by the DGCL, (ii) for those required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (iii) for those required by the Federal Communications Commission or any successor entity (the "FCC") under the Communications Act of 1934, as amended, and the rules, regulations and policies of the FCC promulgated thereunder (collectively, the "Communications Act"), including those required in connection with the transfer of control of the Company and the assignment of the FCC Licenses (as defined in Section 3.7 hereof) held by the Company and its Subsidiaries and affiliates (the "FCC Filings"), (iv) for filings contemplated by Section 3.15 hereof, and (v) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, could not, individually or in the aggregate, have a Company Material Adverse Effect.

          Section 17.6  Compliance. Subject to Section 3.7 and except as
                        ----------
disclosed in the Company Disclosure Letter, each of the Company and its Subsidiaries (i) has been operated at all times in compliance with all Laws applicable to the Company or any of its Subsidiaries or by which any property, business or asset of the Company or any of its Subsidiaries is bound or affected and (ii) is not in default or violation of any notes, bonds, mortgages, indentures, contracts, agreements, leases, licenses, permits, franchises, or other instruments or obligations to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any property or asset of the Company or any of its Subsidiaries is bound or affected, except in either case for any such failures to comply, conflicts, defaults or violations that could not, individually or in the aggregate, have a Company Material Adverse Effect.

          Section 17.7  Licenses and Permits.
                        --------------------

          (a) The Company Disclosure Letter sets forth all of the FCC licenses, permits, applications, and authorizations for BTAs (as hereinafter defined), MDS stations (as hereinafter defined), Local Multipoint Distribution Service facilities ("LMDS"), ITFS stations (as hereinafter defined) and other FCC licensed facilities (collectively, the "FCC Licenses") either held by the Company or a Subsidiary thereof, or that are subject to an agreement pursuant to which the use of the transmission capacity associated therewith is leased by the Company or a Subsidiary thereof (the "Channel Leases"). The Company Disclosure Letter correctly sets forth the identity of the holder and lessor and lessee (if other than the Company or a Subsidiary thereof) of the transmission capacity of such FCC Licenses and the termination date of such FCC Licenses. Except as set forth in the Company Disclosure Letter, each FCC License held by the Company or a Subsidiary thereof, and to the knowledge of the Company, each other FCC License was duly and validly issued and assigned to the holder thereof by the FCC pursuant to procedures which comply with all requirements of applicable Law, including the requirements of any international agreements implemented by the FCC related to channel use or frequency coordination. There has been no occurrence of any event or the existence of any circumstances which may lead to the forfeiture, revocation, suspension, impairment, adverse modification or non-renewal of any FCC License held by the Company or a Subsidiary thereof, or to the knowledge of the Company, of any FCC License held by the lessor of a Channel Lease or the imposition of a monetary fine or forfeiture against the holder of an FCC License including, without limitation, any limitation or discontinuance of service or operation of the facility associated with the FCC License. Except as set forth in the Company Disclosure Letter, each FCC License held by the Company or a Subsidiary thereof, and to the knowledge of the Company, each other FCC License has been duly authorized and is in full force and effect, and there is no known conflict with the valid rights of others which could have a material adverse effect on the value or use of the FCC Licenses or the transmission capacity associated therewith. Except as set forth in the Company Disclosure Letter or in any Channel Lease, there are no agreements, arrangements or understandings relating to the assignment, transfer, conveyance or pledge of any FCC License held by the Company or a Subsidiary thereof, or to the knowledge of the Company, any other FCC License, in whole or in part, or any interest therein for the markets in which the Company or any of its Subsidiaries operate.

          (b) Except as disclosed in Schedule 3.7(a) of the Company Disclosure Letter, the Company, its Subsidiaries and, to the knowledge of the Company, each of the other holders of the FCC Licenses has duly filed in a timely manner all filings and reports relating to the FCC Licenses and the Channel Leases required to be filed with a Governmental Entity by the holders of the FCC Licenses, the Company or its Subsidiaries, as the case may be, under the Communications Act, other applicable Laws or FCC rules. The Company, its Subsidiaries and, to the knowledge of the Company, the other holders of the FCC Licenses are in material compliance with all applicable Laws, including, without limitation, the Communications Act and the FCC rules relating to the operation or use of the FCC Licenses, and, each filing and report filed with a Governmental Entity with respect to the Company, its Subsidiaries, their FCC Licenses, or to the knowledge of the Company, the other FCC Licenses is true, correct and complete in all respects and there have been no changes in the ownership of the FCC Licenses since the filing of the most recent ownership report.

          (c) The Company Disclosure Letter correctly sets forth all of the Channel Leases pursuant to which the Company or a Subsidiary thereof may use the transmission capacity of the FCC Licenses corresponding thereto. Except as disclosed in the Company Disclosure Letter, each of the Channel Leases was duly and validly entered into by the parties thereto pursuant to procedures which comply with all requirements of applicable Law, including the requirements of the FCC, and no event has occurred or circumstances exist which may lead to the revocation, suspension, termination, breach, default, adverse modification or non-renewal of any Channel Lease or material provision thereof, or cause any Channel Lease, or any material provision thereof, not to comply with the requirements of the FCC. Except as disclosed in the Company Disclosure Letter, no provision of any of the Channel Leases prohibits, restricts or would reasonably be expected to materially adversely affect or delay: (i) the Colocation (as defined herein) of the FCC Licenses at the corresponding Colocation Site (as defined herein), and the filing with the FCC, by the holder of the corresponding FCC License, of any application for authorization (including a Colocation Application) relating thereto; (ii) the use or implementation of digital technology in connection with the provision of one-way transmission of data, Internet, video (including video programming), and other similar services using the transmission capacity of the FCC License ("Digital Services"), and the filing with the FCC, by the holder of the corresponding FCC License, of any application for authorization relating to such Digital Service; or (iii) the use or implementation of two-way technology in connection with the provision of two-way transmission of data, Internet, video (including video programming), telephony and other similar services using the transmission capacity of the FCC License ("Two-Way Services"), and the filing with the FCC, by the holder of the corresponding FCC License, of any application for authorization relating to such Two-Way Service. Except as set forth in the Company Disclosure Letter, the Company has the sole right under each of the Channel Leases to use all of the transmission capacity associated with the FCC License for the provision of any services authorized by the FCC, including analog services, Digital Services, and Two-Way Services (other than the transmission capacity expressly reserved by such Channel Lease for the holder of an FCC License in the Instructional Television Fixed Service (the "ITFS Service")). Buyer upon the closing of the transactions contemplated by this Agreement, will have the sole right to use the transmission capacity of the FCC License under each of the Channel Leases for the provision of any services authorized by the FCC, including analog services, Digital Services and Two-Way Services (other than the transmission capacity expressly reserved by such Channel Lease for the holder of an FCC License in the ITFS Service). Each Channel Lease is in full force and effect and the parties thereto are in compliance with the terms thereof and there are no known conflicts with the valid rights of others. No third party has any rights to assert any interests in any of the Channel Leases or the rights and benefits granted to the Company or its Subsidiaries pursuant thereto. No event has occurred which permits, or after notice or lapse of time or both would permit the revocation, suspension, termination, breach, default, adverse modification or non-renewal of any Channel Lease by the lessor of such Channel Lease. There are no existing or alleged defaults by the lessors or the Company or its Subsidiaries under any of the Channel Leases, including any defaults relating to the payment obligations thereunder. Except as set forth in the Company Disclosure Letter, the consummation of the transactions contemplated by this Agreement will not result in the breach or violation of any of the terms, conditions, or provisions of any of the Channel Leases or give rise to any right of termination of any Channel Lease.

          (d) Except as set forth in the Company Disclosure Letter, neither the Company nor any Subsidiary thereof, nor , to the knowledge of the Company, any lessor under any Channel Lease has agreed to accept any interference from any third party or to take any action to protect any third party's reception from interference that would have a Company Material Adverse Effect on the development of the Company's current business. The Company Disclosure Letter sets forth all interference and coordination agreements entered into by the Company, any of its Subsidiaries or affiliates or, to the knowledge of the Company, any other holder of an FCC License.

          (e) There is no outstanding adverse judgment, injunction, decree or order that has been issued by the FCC against the Company, or a Subsidiary or affiliate thereof or, to the knowledge of the Company, the holder of an FCC License, or any action, proceeding or investigation pending before or, to the knowledge of the Company, threatened by the FCC or a third party (excluding a cable franchising authority) specifically, including, but not limited to, any pending or threatened proceeding that would have the effect of revoking or restricting or impairing one or more of the FCC Licenses or the operations of the Company or a Subsidiary or affiliate thereof.

          (f) Except as set forth in the Company Disclosure Letter, all regulatory fees and expenses due and payable to the FCC associated with the FCC Licenses have been paid by the Company or a Subsidiary thereof and, to the knowledge of the Company, by each other holder of an FCC License, including all fees and costs associated with the FCC Licenses held by the Company or a Subsidiary thereof to provide LMDS or MDS service in basic trading areas, as defined by Rand McNally (the "BTAs"). The Company Disclosure Letter discloses any discounts or bidding credits that the Company or a Subsidiary thereof received from the FCC in conjunction with the licensing of the BTAs.

          (g) The Company Disclosure Letter accurately lists each of the FCC Licenses, and accurately discloses and describes (i) whether an application is pending before, or has been granted by the FCC to authorize the operation of the facilities associated with any FCC License at a common transmitter site with other Multichannel Multipoint Distribution Service and Multipoint Distribution Service stations (collectively, "MDS") and ITFS stations (a "Colocation Application" for the "Colocation" of the FCC License); (ii) whether any other applications, in addition to Colocation Applications, have been filed with or granted by the FCC, to authorize the provision of Digital Services and/or Two-Way Services on the facilities associated with any FCC License (collectively referred to as "Other Applications"); and (iii) the status of each Colocation Application and Other Application, including (A) the transmission site proposed in the Colocation Application (the "Colocation Site") or in the Other Applications, or authorized by the grant thereof; and (B) the authorized or proposed technical parameters and conditions for the provision of analog services and, to the extent applicable, Digital Services and Two-Way Services pursuant to the Colocation Application or Other Application. Except as set forth in the Company Disclosure Letter, (i) each Colocation Application and Other Application filed with the FCC by the Company, a Subsidiary thereof or the holder of an FCC License complies with the FCC rules and other applicable Laws (including the interference protection and coordination requirements) and has been accepted for filing by the FCC; (ii) there are no pending, or to the knowledge of the Company, threatened interference issues, petitions to deny, written informal objections, outstanding no-objection letters, comments, petitions for reconsideration, petitions for review, waiver requests, other similar filings, or to the knowledge of the Company, competing or conflicting applications, relating to such Colocation Applications and Other Applications; and (iii) a protected service area for the FCC License has been granted or requested, unless such FCC License is associated with a BTA authorization for the MDS service.

          (h)  Tower Site Leases

               (i) The Company Disclosure Letter accurately and completely lists and sets forth a description (including location of premises, term, and assignability) of all agreements between the Company and any Person relating to the location and use of towers, earth stations and associated real estate at such sites (including at the Colocation Sites) (the "Tower Site Leases"). All such Tower Site Leases are valid, subsisting, and in full force and effect and not subject to a breach by the Company or, to the knowledge of the Company, any of the parties thereto.

               (ii) All of the existing towers owned by the Company or its Subsidiaries or affiliates and located at the Colocation Sites ("Company Towers"), and to the knowledge of the Company, all other towers used in conjunction with one or more FCC Licenses ("Other Towers") are obstruction-marked and lighted to the extent required by, and in accordance with applicable Laws, including the rules and regulations of the Federal Aviation Administration (the "FAA") and the FCC. Except as set forth in the Company Disclosure Letter, all appropriate notifications to the FAA have been filed for each Company Tower, and to the knowledge of the Company, each Other Tower where required by the rules and regulations of the FAA or the FCC.

          (i) Cable Franchises. The Company Disclose Letter discloses all cable franchises ("Franchises") held by the Company or its Subsidiaries. Except as set forth in the Company Disclosure Letter, (i) all such Franchises are valid and in full force and effect; (ii) the Company and its Subsidiaries are in compliance with the terms and conditions of such Franchises; and (iii) no third parties have asserted any rights in such Franchises.

           Section 17.8  SEC Filings, Financial Statements.
                         ---------------------------------

          (a) The Company has filed all forms, reports, statements and documents required to be filed with the SEC since January 1, 1997 (collectively, the "SEC Reports"), each of which has complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, or the Exchange Act, and the rules and regulations promulgated thereunder, each as in effect on the date so filed. None of the SEC Reports (including, but not limited to, any financial statements or schedules included or incorporated by reference therein) contained when filed any untrue statement of a material fact or omitted or omits to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) Each of the audited consolidated balance sheets of the Company as of December 31, 1998 and December 31, 1997 and the related consolidated statements of operations, shareholders' deficit and cash flows for the three fiscal years in the period ended December 31, 1998 included in its Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (the "Company 10-K"), in each case, including any related notes thereto, as filed with the SEC (collectively, the "Company Financial Statements"), has been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly presents in all material respects the consolidated financial position of the Company and its Subsidiaries at the respective date thereof and the consolidated results of its operations and changes in cash flows for the periods indicated.

          (c) Except as disclosed in the Company Disclosure Letter, there are no liabilities of the Company or any of its Subsidiaries of any kind whatsoever, whether or not accrued and whether or not contingent or absolute, that are material to the Company and its Subsidiaries, taken as a whole, other than (i) liabilities disclosed or provided for in the consolidated balance sheet of the Company and its Subsidiaries at December 31, 1998, including the notes thereto,
(ii) liabilities disclosed in the SEC Reports, (iii) liabilities incurred on behalf of the Company in connection with this Agreement and the transactions contemplated hereby, and (iv) liabilities incurred in the ordinary course of business consistent with past practice since December 31, 1998, none of which are, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

          (d) The Company has heretofore furnished or made available to Parent a complete and correct copy of any amendments or modifications through the date hereof which have not yet been filed with the SEC to agreements, documents or other instruments which previously had been filed by the Company with the SEC as exhibits to the SEC Reports pursuant to the Securities Act and the rules and regulations promulgated thereunder or the Exchange Act and the rules and regulations promulgated thereunder.

          Section 17.9  Absence of Certain Changes or Events.  Except as
                        ------------------------------------
contemplated by this Agreement or as disclosed in the Company Disclosure Letter or the Recent SEC Reports, since December 31, 1998, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course and consistent with prior practice and there has not been (i) any event or occurrence of any condition that has had or would reasonably be expected to have a Company Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend or any other distribution with respect to any of the capital stock of the Company or any Subsidiary, (iii) any material change in accounting methods, principles or practices employed by the Company, or (iv) any action of the type described in Sections 5.1(b) (other than Section 5.1(b)(v) and (vi)) or 5.1(c) which had such action been taken after the date of this Agreement would be in violation of any such Section.

          Section 17.10 Taxes.  Except as set forth in the Company Disclosure
                        -----
Letter: (a) the Company and each of its Subsidiaries have timely filed all material Tax Returns required to be filed by it and all such Tax Returns are true, correct and complete in all material respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file, to be complete or correct or to have extensions granted that remain in effect individually or in the aggregate would not have a material adverse effect on the Company; (b) the Company and each of its Subsidiaries has paid (or there has been paid on its behalf) all Taxes shown as due on such Tax Returns, paid all Taxes otherwise due and payable except for such Taxes otherwise due and payable that would not individually or in the aggregate have a Company Material Adverse Effect, and the most recent financial statements contained in the SEC Reports reflect an adequate reserve in accordance with GAAP for all Taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof accrued through the date of the financial statements; (c) no deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any of its Subsidiaries that are not adequately reserved for, except for deficiencies that individually or in the aggregate would not have a material adverse effect on the Company; (d) neither the Company nor any of its Subsidiaries has made an election under Section 341(f) of the Code; (e) neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of any material Taxes or agreed to any extension of time with respect to a material Tax assessment or material deficiency; and (f) neither the Company nor any of its Subsidiaries is a party to, is bound by or has any obligation under, a Tax sharing contract or other agreement or arrangement for the allocation, apportionment, sharing, indemnification, or payment of Taxes. For purposes of this Agreement, (a) "Tax" (and, with correlative meaning, "Taxes") means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, premium, withholding, alternative or added minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty or addition thereto, whether disputed or not, imposed by any Governmental Entity, and (b) "Tax Return" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

           Section 17.11 Title to Assets.
                         ---------------

          (a) Except as set forth in the SEC Reports filed since January 1, 1999 and prior to the date hereof (the "Recent SEC Reports") or in the Company Disclosure Letter, the Company and each of its Subsidiaries have good and marketable title to, or a valid leasehold interest in, all of their real and personal properties and assets reflected in the Recent SEC Reports or acquired after December 31, 1998 (other than assets disposed of since December 31, 1998 in the ordinary course of business consistent with past practice), in each case free and clear of all title defects, liens, encumbrances and restrictions, except for (i) liens, encumbrances or restrictions which secure indebtedness which are reflected in the Recent SEC Reports; (ii) liens for Taxes accrued but not yet payable; (iii) liens arising as a matter of law in the ordinary course of business with respect to obligations incurred after December 31, 1998, provided that the obligations secured by such liens are not delinquent; and (iv) such title defects, liens, encumbrances and restrictions, if any, as individually or in the aggregate are not reasonably likely to have a Company Material Adverse Effect. The Company Disclosure Letter sets forth a true, correct and complete list of all real property owned by the Company or any of its Subsidiaries, or as to which the Company or any such Subsidiary has the option to purchase or acquire. Except as set forth in the Company Disclosure Letter, the Company and each of its Subsidiaries either own, or have valid leasehold interests in, all properties and assets used by them in the conduct of their business, except where the absence of such ownership or leasehold interest could not individually or in the aggregate have a Company Material Adverse Effect.

          (b) Except as set forth in the Recent SEC Reports or in the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has any legal obligation, absolute or contingent, to any other person to sell or otherwise dispose of, or to grant any right of first refusal or right to proceeds relating to such sale or disposition of, any of its assets with an individual value in excess of $25,000.

          Section 17.12  Change of Control Agreements.  Except as disclosed in
                         ----------------------------
the Company Disclosure Letter or the Recent SEC Reports, neither the execution and delivery of this Agreement nor the consummation of the Merger or the other transactions contemplated by this Agreement, will (either alone or in conjunction with any other event) result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any director, officer or employee of the Company. Except as set forth in the Company Disclosure Letter, without limiting the generality of the foregoing, no amount paid or payable by the Company in connection with the Merger or the other transactions contemplated by this Agreement, including accelerated vesting of options (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an "excess parachute payment" within the meaning of Section 280G of the Code.

          Section 17.13  Litigation.  Except for such matters disclosed in the
                         ----------
Company Disclosure Letter or the Recent SEC Reports which, if adversely determined, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect, there are no claims, suits, actions, investigations, indictments or information, or administrative, arbitration or other proceedings ("Litigation") pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries. Except for such matters which have not had, and could not reasonably be expected to have, a Company Material Adverse Effect, there are no judgments, orders, injunctions, decrees, stipulations or awards (whether rendered by a court, administrative agency, or by arbitration, pursuant to a grievance or other procedure) against or relating to the Company or any of its Subsidiaries.

          Section 17.14  Contracts and Commitments.  The Company Disclosure
                         -------------------------
Letter sets forth a true, correct and complete list of the following contracts to which the Company or a Subsidiary is a party (including every amendment, modification or supplement to the foregoing): (i) any contracts of employment,
(ii) agreements or arrangements for the purchase or sale of any assets (otherwise than in the ordinary course of business), (iii) agreements, contracts or indentures relating to the borrowing of money, (iv) agreements with unions, material independent contractor agreements and material leased or temporary employee agreements, (v) tower site leases and other leases of any real property involving annual rent of $25,000 or more, (vi) programming and retransmission consent agreements, (vii) contracts containing covenants limiting the freedom of the Company, or any of its Subsidiaries, to engage in any line of business or to compete with any entity and (viii) other than respect to contracts identified in the Company Disclosure Letter pursuant to Section 3.7, all other contracts, agreements or commitments involving annual payments made by or to the Company or a Subsidiary of $100,000. Except for agreements, arrangements or commitments disclosed in the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to any agreement, arrangement or commitment which is material to the business of the Company taken as a whole. The Company has delivered or made available true, correct and complete copies of all such agreements, arrangements and commitments to Parent. Neither the Company nor any of its Subsidiaries is in default under any such agreement, arrangement or commitment which has had, or could reasonably be expected to have, a Company Material Adverse Effect.

          Section 17.15  Information Supplied.  The proxy statement to be mailed
                         --------------------
to the Company's stockholders in connection with the Stockholders' Meeting (as defined in Section 5.5) (the "Proxy Statement") at the date such document is first published, sent or delivered to the Company's stockholders or, unless promptly corrected, at any time during the pendency of the Stockholders' Meeting, will not, unless promptly corrected, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement will comply as to form and substance in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the SEC thereunder. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Purchaser for inclusion or incorporation by reference in the foregoing document.

          Section 17.16  Employee Benefit Plans.  All employee benefit plans,
                         ----------------------
compensation arrangements and other benefit arrangements covering employees of the Company or any of its Subsidiaries (the "Company Benefit Plans") and all employee agreements providing for compensation, severance or other benefits to any employee or former employee of the Company or any of its Subsidiaries are set forth in the Company Disclosure Letter. True and complete copies of the Company Benefit Plans have been made available to Parent. Any Company Benefit Plan intended to be qualified under Section 401(a) of the Code has received a determination letter or is a model prototype plan and continues to satisfy the requirements for such qualification. Neither the Company nor any of its Subsidiaries nor any ERISA Affiliate of the Company maintains, contributes to or has maintained or contributed in the past six (6) years to any benefit plan which is covered by Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 412 of the Code. Neither any Company Benefit Plan, nor the Company nor any Subsidiary has incurred any material liability or penalty under Section 4975 of the Code or Section 502(i) of ERISA or engaged in any transaction that is reasonably likely to result in any such liability or penalty. Except as set forth in the Company Disclosure Letter, each Company Benefit Plan has been maintained and administered in compliance with its terms and with ERISA and the Code to the extent applicable thereto, except for such non-compliance which individually or in the aggregate could not reasonably be expected to have a Company Material Adverse Effect. There is no pending or anticipated Litigation against or otherwise involving any of the Company Benefit Plans and no Litigation (excluding claims for benefits incurred in the ordinary course of Company Benefit Plan activities) has been brought against or with respect to any such Company Benefit Plan, except for any of the foregoing which individually or in the aggregate could not have a Company Material Adverse Effect. All contributions required to be made as of the date hereof to the Company Benefit Plans have been made or provided for. Except as described in the SEC Reports or as required by Law, neither the Company nor any of its Subsidiaries maintains or contributes to any plan or arrangement which provides or has any liability to provide life insurance or medical or other employee welfare benefits to any employee or former employee upon his retirement or termination of employment, and neither the Company nor any of its Subsidiaries has ever represented, promised or contracted (whether in oral or written form) to any employee or former employee that such benefits would be provided.

          For purposes of this Agreement "ERISA Affiliate" means any business or entity which is a member of the same "controlled group of corporations," an "affiliated service group" or is under "common control" with an entity within the meanings of Sections 414(b), (c) or (m) of the Code, is required to be aggregated with the entity under Section 414(o) of the Code, or is under "common control" with the entity, within the meaning of Section 4001(a)(14) of ERISA, or any regulations promulgated or proposed under any of the foregoing sections.

          Section 17.17  Labor and Employment Matters.  Except as set forth in
                         ----------------------------
the Company Disclosure Letter:

          (a) Neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement or other contracts, arrangements, agreements or understandings with a labor union or labor organization that was certified by the National Labor Relations Board ("NLRB"). Except for such matters which, individually or in the aggregate, could not have a Company Material Adverse Effect, there is no existing, pending or threatened (i) unfair labor practice charge or complaint, labor dispute, labor arbitration proceeding or any other matter before the NLRB or any other comparable state agency against or involving the Company or any of its Subsidiaries, (ii) activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any of its Subsidiaries, (iii) certification or decertification question relating to collective bargaining units at the premises of the Company or any of its Subsidiaries or (iv) lockout, strike, organized slowdown, work stoppage or work interruption with respect to such employees.

          (b) Neither the Company nor any of its Subsidiaries has taken any action that would constitute a "Mass Layoff" or "Plant Closing" within the meaning of the Worker Adjustment and Retraining Notification ("WARN") Act or would otherwise trigger notice requirements or liability under any state or local plant closing notice law. No agreement, arbitration or court decision or governmental order in any way limits or restricts any of the Company, any of its Subsidiaries or Parent from relocating or closing any of the operations of the Company or any of its Subsidiaries.

          (c) Neither the Company nor any of its Subsidiaries has failed to pay when due any wages, bonuses, commissions, benefits, taxes, penalties or assessments or other monies, owed to, or arising out of the employment of or any relationship or arrangement with, any officer, director, employee, sales representative, contractor, consultant or other agent. There are no citations, investigations, administrative proceedings or formal complaints of violations of any federal or state wage and hour laws pending or, to the knowledge of the Company, threatened before the Department of Labor or any federal, state or administrative agency or court against or involving the Company or any of its Subsidiaries.

          (d) The Company and each of its Subsidiaries are in compliance in all material respects with all immigration laws relating to employment and have properly completed and maintained all applicable forms (including but not limited to I-9 forms) and, to the knowledge of the Company, there are no citations, investigations, administrative proceedings or formal complaints of violations of the immigration laws pending or threatened before the Immigration and Naturalization Service or any federal, state or administrative agency or court against or involving the Company or any of its Subsidiaries.

          (e) There are no investigations, administrative proceedings, charges or formal complaints of discrimination (including discrimination based upon sex, age, marital status, race, national origin, sexual preference, disability, handicap or veteran status) pending or, to the knowledge of the Company, threatened before the Equal Employment Opportunity Commission or any federal, state or local agency or court against or involving the Company or any of its Subsidiaries. No discrimination and/or retaliation claim is pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries under the 1866, 1877, 1964 or 1991 Civil Rights Acts, the Equal Pay Act, the Age Discrimination in Employment Act, as amended, the Americans with Disabilities Act, the Family and Medical Leave Act, the Fair Labor Standards Act, ERISA, or any other federal law relating to employment or any comparable state or local fair employment practices act regulating discrimination in the workplace, and no wrongful discharge, libel, slander, invasion of privacy or other claim (including but not limited to violations of the Fair Credit Reporting Act, as amended, and any applicable whistleblower statutes) under any state or federal law is pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries.

          (f) If the Company or any of its Subsidiaries is a Federal, State or local contractor obligated to develop and maintain an affirmative action plan, no discrimination claim, show-cause notice, conciliation proceeding, sanctions or debarment proceedings is pending or, to the knowledge of the Company, has been threatened against the Company or any of it Subsidiaries with the Office of Federal Contract Compliance Programs or any other Federal agency or any comparable state or local agency or court and no desk audit or on-site review is in progress.

          (g) There are no citations, investigations, administrative proceedings or formal complaints of violations of local, state or federal occupational safety and health laws pending or, to the knowledge of the Company, threatened before the Occupational Safety and Health Review Commission or any federal, state or local agency or court against or involving the Company or any of its Subsidiaries.

          (h) No workers' compensation or retaliation claim is pending against the Company or any of its Subsidiaries in excess of $250,000 in the aggregate and the Company maintains adequate insurance with respect to workers' compensation claims pursuant to insurance policies that are currently in force, or has accrued an adequate liability for such obligations, including, without limitation, adequate accruals with respect to accrued but unreported claims and retroactive insurance premiums.

          Section 17.18  Environmental Compliance and Disclosure.  Except as
                         ---------------------------------------
disclosed in the Recent SEC Reports or in the Company Disclosure Letter:

          (a) The Company possesses, and is in compliance in all material respects with, all permits, licenses and government authorizations and has filed all notices that are required under local, state and federal Laws and regulations relating to protection of the environment, pollution control, product registration and hazardous materials ("Environmental Laws") applicable to the Company, and the Company is in compliance in all material respects with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in those laws or contained in any Law, regulation, code, plan, order, decree, judgment, notice, permit or demand letter issued, entered, promulgated or approved thereunder;

          (b) The Company has not received notice of actual or threatened liability under the Federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or any similar state or local statute or ordinance from any governmental agency or any third party and, to the knowledge of the Company, there are no facts or circumstances which could form the basis for the assertion of any claim against the Company under any Environmental Laws including, without limitation, CERCLA or any similar local, state or foreign Law with respect to any on-site or off-site location;

          (c) The Company has neither entered into or agreed to, nor does it contemplate entering into any consent decree or order, and is not subject to any judgment, decree or judicial or administrative order relating to compliance with, or the cleanup of hazardous materials under, any applicable Environmental Laws;

          (d) The Company has not been subject to any administrative or judicial proceeding pursuant to and, to the knowledge of the Company, has not been alleged to be in violation of, applicable Environmental Laws or regulations either now or any time during the past five years;

          (e) The Company has not received notice that it is subject to any claim, obligation, liability, loss, damage or expense of whatever kind or nature, contingent or otherwise, incurred or imposed or based upon any provision of any Environmental Law and arising out of any act or omission of the Company, its employees, agents or representatives or, to the knowledge of the Company, arising out of the ownership, use, control or operation by the Company of any plant, facility, site, area or property (including, without limitation, any plant, facility, site, area or property currently or previously owned or leased by the Company) from which any hazardous materials were released into the environment (the term "release" meaning any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment, and the term "environment" meaning any surface or ground water, drinking water supply, soil, surface or subsurface strata or medium, or the ambient air);

          (f) The Company has heretofore furnished or made available to Parent true, correct and complete copies of all files of the Company relating to environmental matters (or an opportunity to review such files). The Company has not paid any fines, penalties or assessments within the last five years with respect to environmental matters; and

          (g) To the Company's knowledge, none of the assets owned by the Company or any real property leased by the Company contain any friable asbestos, regulated PCBs or underground storage tanks.

          (h) As used in this Section 3.18, the term "Hazardous Materials" means any waste, pollutant, hazardous substance, toxic, ignitable, reactive or corrosive substance, hazardous waste, special waste, industrial substance, by-product, process intermediate product or waste, petroleum or petroleum-derived substance or waste, chemical liquids or solids, liquid or gaseous products, or any constituent of any such substance or waste, the use, handling or disposal of which by the Company is in any way governed by or subject to any applicable Law, rule or regulation of any Governmental Entity.

          Section 17.19  Intellectual Property.
                         ---------------------

          (a) The Company Disclosure Letter sets forth a true and complete list of (i) all United States and foreign patents, trademark, service mark and copyright registrations and applications therefor, and material trademarks, trade names, service marks and copyrights owned by the Company and its Subsidiaries (the "Intellectual Property Rights") and (ii) all United States and foreign patents, trademarks, trade names, service marks and copyrights licensed to the Company or any of its Subsidiaries (the "Licensed Rights"). The Company represents and warrants that, except as set forth in the Company Disclosure Letter, (i) the Intellectual Property Rights are free and clear of any liens, claims or encumbrances, are not subject to any license (royalty bearing or royalty free) and are not subject to any other arrangement requiring any payment to any person or the obligation to grant rights to any person in exchange; (ii) to the knowledge of the Company, the Licensed Rights are free and clear of any liens, claims, encumbrances, royalties or other obligations; and (iii) the Intellectual Property Rights and the Licensed Rights are all those material rights necessary to the conduct of the business of each of the Company, its Subsidiaries and the Company's affiliates as presently conducted. Except as set forth in the Company Disclosure Letter, the validity of the Intellectual Property Rights and title thereto, (i) have not been questioned in any prior Litigation; (ii) are not being questioned in any pending Litigation; and (iii) to the knowledge of the Company, are not the subject(s) of any threatened or proposed Litigation. The business of each of the Company and its Subsidiaries, as presently conducted, does not conflict with and, to the knowledge of the

Company, has not been alleged to conflict with any patents, trademarks, trade names, service marks, copyrights or other intellectual property rights of others. The consummation of the transactions contemplated hereby will not result in the loss or impairment of any of the Intellectual Property Rights or the Company's or its Subsidiaries' right to use any of the Licensed Rights. To the knowledge of the Company, there are no third parties using any of the Intellectual Property Rights material to the business of the Company or its Subsidiaries as presently conducted.

          (b) Except as identified in the Company Disclosure Letter, each of the Company and its Subsidiaries owns, or possesses valid rights to, all computer software programs that are material to the conduct of the business of the Company and its Subsidiaries. To the Company's knowledge, there are no infringement suits, actions or proceedings pending or threatened against the Company or any Subsidiary with respect to any software owned or licensed by the Company or any Subsidiary.

          Section 17.20  Year 2000 Compliance.
                         --------------------

          (a) The Company has made available to Parent the Company's plan to ensure that it will be Year 2000 Compliant (the "Year 2000 Plan"). To the Company's knowledge, the Year 2000 Plan will enable the Company to be Year 2000 Compliant in a timely manner except as to matters which are not reasonably likely to result in a Company Material Adverse Effect and the cost for the Company to become Year 2000 Compliant is estimated to be $1.2 million.

          (b) "Year 2000 Compliant" means that (i) the products, services, or other item(s) at issue accurately process, provide and/or receive date/time data (including calculating, comparing, and sequencing), within, from, into, and between centuries (including the twentieth and twenty-first centuries and the years 1999 and 2000), including leap year calculations, and (ii) neither the performance nor the functionality nor the supply of the products, services, and other item at issue will be affected by dates/times prior to, on, after, or spanning January 1, 2000. The design of the products, services, and other item at issue to ensure compliance with the foregoing warranties and representations includes proper date/time data century recognition and recognition of 1999 and 2000, calculations that accommodate same century and multicentury formulae and date/time values before, on, after, and spanning January 1, 2000, and date/time data interface values that reflect the century, 1999, and 2000. In particular, but without limitation, (A) no value for current date/time will cause any error, interruption, or decreased performance in or for such product, service, and other item, (B) all manipulations of date and time related data (including calculating, comparing, sequencing, processing, and outputting) will produce correct results for all valid dates and times, including when used in combination with other products, services, or items, (C) all date/time elements in interfaces and data storage will specify the century to eliminate date ambiguity without human intervention, including leap year calculations, (D) where any date/time element is represented without a century, the correct century will be unambiguous for all manipulations involving that element, (E) authorization codes, passwords, and zaps (purge functions) will function normally and in the same manner during prior to, on, and after January 1, 2000, including the manner in which they function with respect to expiration dates and CPU serial numbers, and (F) the Company's and its Subsidiaries' supply of the product, service, and other item will not be interrupted, delayed, decreased, or otherwise affected by the advent of the year 2000.

          Section 17.21  Brokers. Except for Lazard Freres & Co. LLC, no broker,
                         -------
finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company Disclosure Letter includes a complete and correct copy of the agreement between the Company and Lazard Freres & Co. LLC to which such firm would be entitled to any payment relating to this Agreement, the Merger or the other transactions contemplated by this Agreement.

          Section 17.22  Insurance Policies.  The Company has furnished or made
                         ------------------
available to Parent prior to the date hereof a complete and accurate list of all insurance policies in force naming the Company, any of its Subsidiaries or employees thereof as an insured or beneficiary or as a loss payable payee or for which the Company or any Subsidiary has paid or is obligated to pay all or part of the premiums. Neither the Company nor any Subsidiary has received notice of any pending or threatened cancellation or premium increase (retroactive or otherwise) with respect thereto, and each of the Company and the Subsidiaries is in compliance in all material respects with all conditions contained therein. There are no material pending claims against such insurance policies by the Company or any Subsidiary as to which insurers are defending under reservation of rights or have denied liability, and there exists no material claim under such insurance policies that has not been properly filed by the Company or any Subsidiary. Except for the self-insurance retentions or deductibles set forth in the policies contained in the aforementioned list, the policies are adequate in scope and amount to cover all prudent and reasonably foreseeable risks which may arise in the conduct of the business of the Company and the Subsidiaries that would reasonably be expected to have a Company Material Adverse Effect.

          Section 17.23  Notes and Accounts Receivable.
                         -----------------------------

          (a) Except as disclosed in the Company Disclosure Letter, there are no notes receivable of the Company or any Subsidiary owing by any director, officer, stockholder or employee of the Company or any Subsidiary.

          (b) Except as disclosed in the Company Disclosure Letter, all accounts receivable of the Company and any Subsidiary are current or covered by adequate reserves for uncollectability, and there are no material disputes regarding the collectibility of any such accounts receivable that would reasonably be expected to have a Company Material Adverse Effect.

          Section 17.24  Transactions with Affiliates. Except as set forth in
                         ----------------------------
the Company Disclosure Letter (other than compensation and benefits received in the ordinary course of business as an employee or director of the Company or its Subsidiaries), no director, officer or other

"affiliate" or "associate" (as such terms are defined in Rule 12b-2 under the Exchange Act) of the Company or any Subsidiary or any entity in which, to the knowledge of the Company, any such director, officer or other affiliate or associate, owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 1% of the stock of which is beneficially owned by any such persons) has any interest in: (i) any contract, arrangement or understanding with, or relating to the business or operations of Company or any Subsidiary; (ii) any loan, arrangement, understanding, agreement or contract for or relating to indebtedness of the Company or any Subsidiary; or (iii) any property (real, personal or mixed), tangible, or intangible, used or currently intended to be used in, the business or operations of the Company or any Subsidiary.

          Section 17.25  Company Warrants.  Upon the consummation of the Merger,
                         ----------------
each of the Company's then outstanding warrants to acquire shares of Company Common Stock shall, pursuant to their terms, become exercisable, upon payment of the applicable exercise price thereof, into the right to receive an amount in cash determined by multiplying (A) the Merger Consideration by (B) the number of shares of Company Common Stock such holder could have purchased had such holder exercised such warrant in full immediately prior to the consummation of the Merger.

          Section 17.26  No Existing Discussions.  As of the execution of this
                         -----------------------
Agreement, the Company is not engaged, directly or indirectly, in any negotiations or discussions with any other party with respect to an Acquisition Proposal (as defined in Section 5.10).

          Section 17.27  Disclosure.  No representation, warranty or covenant
                         ----------
made by the Company in this Agreement or in the Company Disclosure Letter contains an untrue statement of a material fact or omits to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not misleading. Any matter expressly disclosed in the Company Disclosure Letter shall be deemed to be disclosed as to such matter so long as such disclosure being made states clearly the matter being disclosed and the context for which it is being disclosed.

                                  ARTICLE XVIII
                        REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND PURCHASER

          Each of Parent and Purchaser represents and warrants to the Company as follows:

          Section  18.1  Organization and Standing.  Such person (a) is a
                         -------------------------
corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (b) has full corporate power and authority to own, lease and operate it properties and assets and to conduct its business as presently conducted and (c) is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not, individually or in the aggregate, have a material adverse effect on Parent or Purchaser.

          Section 18.2   Authority for Agreement.  Such person has all necessary
                         -----------------------
corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement. The execution, delivery and performance by such person of this Agreement, and the consummation by each such person of the Merger and the other transactions contemplated by this Agreement, have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of such person are necessary to authorize this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been duly executed and delivered by such person and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of such person enforceable against such person in accordance with its terms.

          Section 18.3   No Conflict.  The execution and delivery of this
                         -----------
Agreement by such person do not, and the performance of this Agreement by such person and the consummation of the Merger and the other transactions contemplated by this Agreement will not, (i) conflict with or violate the certificate of incorporation or bylaws of such person, (ii) conflict with or violate any Law applicable to such person or by which any property or asset of such person is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of such person pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such person is a party or by which such person or any property or asset of either of them is bound or affected, except in the case of clauses (ii) and (iii) for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, prevent or materially delay the performance by such person of its respective obligations under this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement.

          Section 18.4   Required Filings and Consents.  The execution and
                         -----------------------------
delivery of this Agreement by such person do not, and the performance of this Agreement by such person will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except
(i) for applicable requirements, if any, of the Exchange Act, Blue Sky Laws and filing and recordation of appropriate merger documents as required by the DGCL,
(ii) for those required by the HSR Act, (iii) for the FCC Filings, (iv) for filings contemplated by Section 3.15 and (v) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or materially delay the performance by such person of any of its respective obligations under this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement.

          Section 18.5   Information Supplied.  None of the information supplied
                         --------------------
or to be supplied by Parent or Purchaser for inclusion or incorporation by reference in the Proxy Statement will, at the date such document is first published, sent or delivered to Company's stockholders or, unless promptly corrected, at any time during the pendency of the Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by such person with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference in the foregoing document.

          Section 18.6   Brokers.  No broker, finder or investment banker (other
                         -------
than Warburg Dillon Read LLC) is entitled to any brokerage, finder's or other fee or commission payable by such person in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Purchaser.

          Section 18.7   No Prior Activities.  Except for obligations or
                         -------------------
liabilities incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement, the Merger and the transactions contemplated hereby, Purchaser has not incurred any obligations or liabilities, and has not engaged in any business or activities of any type or kind whatsoever or entered into any agreements or arrangements with any person or entity.

          Section 18.8   Sufficient Funds.  Either Parent or Purchaser has
                         ----------------
available, or has made arrangements to obtain (through existing credit arrangements or otherwise), sufficient funds to acquire all of the shares of Company Common Stock outstanding on a fully diluted basis for the Merger Consideration and to pay all fees and expenses related to the transactions contemplated by this Agreement.

          Section 18.9   Share Ownership.  Except for the transactions
                         ---------------
contemplated by this Agreement, none of Parent, Purchaser or any of their respective affiliates or associates beneficially owns any shares of Company Common Stock.


                                  ARTICLE XIX
                                   COVENANTS

           Section 19.1  Conduct of the Business Pending the Merger.
                         ------------------------------------------

           (a) The Company covenants and agrees that, except for actions taken to implement this Agreement and the transactions contemplated hereby and except as set forth in the Company Disclosure Letter, between the date of this Agreement and the Effective Time, unless Parent shall otherwise agree in writing, (i) the business of the Company and its Subsidiaries shall be conducted only in, and the Company and its Subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with prior practice, (ii) the Company and its Subsidiaries shall use all commercially reasonable efforts to maintain and protect the FCC Licenses and Channel Leases, to preserve substantially intact their business organizations, to keep available the services of their current officers and employees and to preserve the current relationships of the Company and its Subsidiaries with suppliers and other persons with which the Company or its Subsidiaries has significant business relations, (iii) the Company and its Subsidiaries shall use all commercially reasonable efforts on a basis consistent with past practice to continue to provide wireless cable television services to the Company's subscriber base and
(iv) the Company will comply in all material respects with all applicable Laws and regulations wherever its business is conducted, including, without limitation, the timely filing of all reports, forms or other documents with the FCC and with the SEC required pursuant to the Securities Act or the Exchange Act.

          (b) The Company covenants and agrees that, except for actions taken to implement this Agreement and the transactions contemplated hereby, between the date of this Agreement and the Effective Time, the Company shall not, nor shall the Company permit any of its Subsidiaries to, (i) declare or pay any dividends on or make other distributions (whether in cash, stock or property) in respect of any of its capital stock, except for dividends by a wholly owned Subsidiary of the Company to the Company or another wholly owned Subsidiary of the Company, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iii) except as set forth in the Company Disclosure Letter, repurchase or otherwise acquire any shares of its capital stock, (iv) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into any such shares of its capital stock, or any rights, warrants or options to acquire any such shares or convertible securities or any stock appreciation rights, phantom stock plans or stock equivalents, other than the issuance of shares of Company Common Stock upon the exercise of Company Options or Company Warrants outstanding as of the date of this Agreement, (v) willfully take any action that would make the Company's representations and warranties set forth in Article III not true and correct in all material respects, or (vi) take any action that would, or could reasonably be expected to, result in any of the conditions set forth in Article VI not being satisfied.

          (c) The Company covenants and agrees that, except for actions taken to implement this Agreement and the transactions contemplated hereby, between the date of this Agreement and the Effective Time, the Company shall not, nor shall the Company permit any of its Subsidiaries to, (i) amend its certificate of incorporation (including any certificate of designations attached thereto) or bylaws or other equivalent organizational documents; (ii) except as set forth in the Company Disclosure Letter, incur any indebtedness for borrowed money or guaranty any such indebtedness of another person, other than (A) borrowings under existing lines of credit (or under any refinancing of such existing lines) or (B) indebtedness owing to, or guaranties of indebtedness owing to, the Company (iii) make any loans or advances to any other person other than loans or advances between any Subsidiaries of the Company or between the Company and any of its Subsidiaries (other than loans or advances less than $50,000 made in the ordinary course of business consistent with past practice); (iv) except as set forth in the Company Disclosure Letter, merge or consolidate with any other entity in any transaction, or sell any business or assets in a single transaction or series of transactions in which the aggregate consideration is $100,000 or greater; (v) change its accounting policies except as required by GAAP; (vi) make any change in employment terms for any of its directors or officers; (vii) alter, amend or create any obligations with respect to compensation, severance, benefits, change of control payments or any other payments to employees, directors or affiliates of the Company or its Subsidiaries, other than with respect to alterations or amendments made with respect to non-officers and non-directors in the ordinary course of business consistent with past practice or as expressly contemplated by this Agreement or consented to in writing by Parent; (viii) make any change to the Company Benefit Plans; (ix) enter into any leasing or licensing agreements, take-or-pay arrangements or other affiliations, alignments or agreements with respect to the FCC Licenses, provided, the Company may renegotiate any Channel Leases in the ordinary course of business; or (x) commit or agree to take any of the actions described in this Section 5.1.

          Section 19.2   Access to Information; Confidentiality.
                         --------------------------------------

          (a) From the date hereof to the Effective Time, the Company shall, and shall cause the officers, directors, employees, auditors, attorneys, financial advisors, lenders and other agents (collectively, the "Representatives") of the Company to, afford the Representatives of Parent and Purchaser reasonable access at all reasonable times to the officers, employees, agents, properties, offices and other facilities, books and records of the Company and its Subsidiaries, and shall furnish Parent and Purchaser with all financial, operating and other data and information as Parent or Purchaser, through its Representatives, may reasonably request. Parent will remain subject to the terms of the Seller and Non-Disclosure of Proprietary Information Agreement with the Company dated June 4, 1998 (the "Confidentiality Agreement").

          (b) No investigation pursuant to this Section 5.2 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

          Section 19.3   Notification of Certain Matters. The Company shall give
                         -------------------------------
prompt notice to Parent, and Parent shall give prompt notice to the Company, of
(i) the occurrence, or nonoccurrence, of any event which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect and (ii) any failure by such party (or Purchaser, in the case of Parent) to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.3 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice. If any event or matter arises after the date of this Agreement which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the Company Disclosure Letter or which is necessary to correct any information in the Company Disclosure Letter which has been rendered inaccurate thereby, then from time to time prior to the Closing the Company shall supplement, or amend, and deliver to Parent the Company Disclosure Letter which it has delivered pursuant to this Agreement.

          Section 19.4   Further Assurances.
                         ------------------

          (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under Law to consummate and make effective the Merger and the other transactions contemplated by this Agreement, including, without limitation, using all commercially reasonable efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of each Governmental Entity and parties to contracts with the Company and its Subsidiaries as are necessary for the consummation of the Merger and the other transactions contemplated by this Agreement and to fulfill the conditions set forth in Article VI. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers of each party to this Agreement and the Surviving Corporation shall use all commercially reasonable efforts to take all such action.

          (b) In connection with, and without limiting the foregoing, the Company shall (i) take all actions necessary to ensure that no state antitakeover statute or similar statute or regulation is or becomes operative with respect to this Agreement, the Merger or any other transactions contemplated by this Agreement and (ii) if any state antitakeover statute or similar statute or regulation is or becomes operative with respect to this Agreement, the Merger or any other transaction contemplated by this Agreement, take all actions necessary to ensure that this Agreement, the Merger and any other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement.

          (c) The parties hereto shall use their best efforts to secure promptly all necessary approvals from the FCC that are required to consummate this Agreement. Without limitation to the foregoing, promptly after the date of this Agreement, the parties shall file with the FCC applications seeking authorization for the transfer of control of the Company to Purchaser at the Closing. The parties shall use their best efforts to prosecute such applications with diligence and shall diligently oppose any objections to such applications to the end that each application, as soon as practicable, shall be granted by the FCC and such grants shall no longer be subject to any further administrative or judicial review.


          Section 19.5   Stockholders' Meeting.
                         ---------------------

          (a) In order to consummate the Merger, the Company, acting through the Company Board of Directors, shall, in accordance with applicable law:

          (i) duly call, give notice of, convene and hold a special meeting of its stockholders (the "Stockholders' Meeting") as promptly as practicable after the date of this Agreement for the purpose of voting on the approval and adoption of this Agreement and the Merger (the "Company Stockholder Approval");

          (ii) prepare and file with the SEC a preliminary proxy statement relating to the Merger and this Agreement (the "Proxy Statement") and use its best efforts to obtain and furnish the information required to be included by the SEC in the Proxy Statement and, after consultation with Parent, to respond promptly to any comments made by the SEC with respect to the preliminary Proxy Statement and cause a definitive Proxy Statement to be mailed to its stockholders at the earliest practicable time;

          (iii) each party to this Agreement will notify the other parties promptly of the receipt of the comments of the SEC, if any, and of any request by the SEC for amendments or supplements to the Proxy Statement or for additional information with respect thereto, and will supply the other parties with copies of all correspondence between such party or its representatives, on the one hand, and the SEC or members of its staff, on the other hand, with respect to the Proxy Statement or the Merger. If (A) at any time prior to the Stockholders' Meeting, any event should occur relating to the Company or any of its Subsidiaries which should be set forth in an amendment of, or a supplement to, the Proxy Statement, the Company will promptly inform Parent and (B) if at any time prior to the Stockholders' Meeting, any event should occur relating to Parent or Purchaser or any of their respective subsidiaries or affiliates, or relating to the plans of any such persons for the Company after the Effective Time, that should be set forth in an amendment of, or a supplement to, the Proxy Statement, Parent will promptly inform the Company, and in the case of (A) or
(B) the Company and Parent, will, upon learning of such event, promptly prepare, and the Company shall file and, if required, mail such amendment or supplement to the Company's stockholders; provided, prior to such filing or mailing, the
                               --------
Company and Parent shall consult with each other with respect to such amendment or supplement. The Company and its counsel shall permit Parent and its counsel to participate in all communications with the SEC and its staff, including any meetings and telephone conferences, relating to the Proxy Statement, the Merger or this Agreement;

          (iv) subject to Section 5.6, include in the Proxy Statement the recommendation of the Board that stockholders of the Company vote in favor of the approval of the Merger and the adoption of this Agreement; and

          (v) use all commercially reasonable efforts to solicit from holders of shares of Company Common Stock proxies in favor of the Merger and shall take all other action necessary or, in the reasonable opinion of Parent, advisable to secure any vote or consent of stockholders required by the DGCL to effect the Merger.

          (b) The Company hereby represents that Lazard Freres & Co. LLC, the Company's independent financial advisor, has, subject to the terms of its engagement letter with the Company, consented to the inclusion of references to its opinion in the Proxy Statement.

          (c) Parent will provide the Company with the information concerning Parent and Purchaser required to be included in the Proxy Statement.

          (d) Parent shall vote, or cause to be voted, in favor of the approval of the Merger and the approval and adoption of this Agreement all shares of Company Common Stock owned by Parent, Purchaser or any of Parent's other Subsidiaries.

          Section 19.6  Board Recommendations.
                        ---------------------

          (a) In connection with the Merger and Stockholders' Meeting, the Company Board of Directors shall (i) subject to Section 5.6(b) hereof, recommend to the holders of shares of Company Common Stock to vote in favor of the Merger and use all commercially reasonable efforts to obtain the necessary approvals by the Company's stockholders of this Agreement and (ii) otherwise comply with all legal requirements applicable to such meeting.

          (b) Neither the Company Board of Directors nor any committee thereof shall, except as expressly permitted by this Section 5.6 (b), (i) withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, in a manner adverse to Parent, the approval or recommendation of the Company Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any transaction involving an Acquisition Proposal (as defined in Section 5.10) from a third party (an "Alternative Transaction"), or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") related to any Alternative Transaction. Notwithstanding the foregoing, if during the 20-day period commencing on the date hereof (the "Initial Period"), the Company Board of Directors determines in good faith, after it has received a Superior Proposal (as hereinafter defined) in compliance with Section 5.10 and after receiving advice from outside counsel as to its fiduciary duties to the Company's stockholders under applicable Law, the Company Board of Directors may (subject to this and the following sentences) inform the Company's stockholders that it no longer believes that the Merger is advisable and no longer recommends approval of the Merger (a "Subsequent Determination") and enter into an Acquisition Agreement with respect to a Superior Proposal, but only at a time that is after the third business day following Parent's receipt of written notice advising Parent that the Company Board of Directors has received a Superior Proposal. Such written notice shall specify the material terms and conditions of such Superior Proposal, identify the person making such Superior Proposal and state that the Company Board of Directors intends to make a Subsequent Determination. During such three business day period, the Company shall provide an opportunity for Parent to propose such adjustments to the terms and conditions of this Agreement as would enable the Company to proceed with its recommendation to its stockholders without a Subsequent Determination; provided, however, that the acceptance of any such proposed adjustment shall be at the sole discretion of the Company Board of Directors, exercised in good faith, and this Agreement shall be amended to reflect any such accepted adjustments; provided, further, however, that any such proposed adjustment, the sole effect of which is to (i) increase the amount of the Merger Consideration, (ii) waive one or more conditions to the obligations of Parent or Purchaser to effect the Merger or (iii) modify the terms and conditions of this Agreement to reflect identical terms and conditions contained in such Superior Proposal, shall be automatically accepted, and this Agreement shall be amended to reflect any such automatically accepted adjustments. Parent and Purchaser hereby acknowledge and agree that the Company may enter into an Acquisition Agreement with respect to a Superior Proposal in accordance with this Section 5.6, whether or not this Agreement is terminated, and that, in the event that the Company enters into an Acquisition Agreement with respect to a Superior Proposal in accordance with this Section 5.6, neither Parent nor the parties to such Acquisition Agreement may propose or enter into any adjustments to the terms and conditions of this Agreement or such Acquisition Agreement, respectively. Notwithstanding the foregoing, unless this Agreement is earlier terminated in accordance with its terms, this Agreement and the Merger shall be submitted to the stockholders of the Company whether or not the Company Board of Directors has made a Subsequent Determination. For purposes of this Agreement, a "Superior Proposal" means any proposal (on its most recently amended or modified terms, if amended or modified) made by a third party to enter into an Alternative Transaction which the Company Board of Directors determines in its good faith judgment (based on, among other things, the written advice of an independent financial advisor) to be more favorable to the Company's stockholders than the Merger, taking into account all relevant factors (including whether, in the good faith judgment of the Company Board of Directors, after obtaining the advice of such independent financial advisor, the third party is reasonably able to finance the transaction, and any proposed changes to this Agreement that may be proposed by Parent in response to such Alternative Transaction). Nothing contained in this
Section 5.6 or any other provision hereof shall prohibit the Company or the Company Board of Directors from (x) taking and disclosing to the Company's stockholders pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act a position with respect to a tender or exchange offer by a third party, which is consistent with its obligations hereunder or (y) making such disclosure to the Company's stockholders as, in the good faith judgment of the Company Board of Directors after receiving advice from outside counsel, is consistent with its obligations hereunder and is required by applicable law; provided, that the Company may not, except as provided by this Section 5.6, withdraw, qualify or modify, in a manner adverse to Parent, the approval or recommendation of the Company Board of Directors of the Merger or this Agreement.

          Section 19.7 Stockholder Litigation.  The Company shall give Parent
                       ----------------------
the opportunity to participate in the defense or settlement of any stockholder Litigation against the Company and its directors relating to the transactions contemplated by this Agreement or the Merger; provided, however, that no such settlement shall be agreed to without Parent's consent which consent will not be unreasonably withheld.

          Section 19.8 Indemnification.
                       ---------------

          (a) It is understood and agreed that all rights to indemnification by the Company now existing in favor of each present and former director, officer, employee and agent of the Company or its Subsidiaries (the "Indemnified Parties") as provided in the Company Certificate of Incorporation or the Company Bylaws and the certificate of incorporation and bylaws (or equivalent organizational documents) of each Subsidiary, in each case as in effect on the date of this Agreement, or pursuant to any other agreements in effect on the date hereof, copies of which have been furnished or made available to Parent, shall survive the Merger and Parent shall (i) cause the Surviving Corporation to continue in full force and effect for a period of at least six years from the Effective Time and (ii) perform, or cause the Surviving Corporation to perform, in a timely manner, the Surviving Corporation's obligation with respect thereto. Parent and Purchaser agree that any claims for indemnification hereunder as to which they have received written notice prior to the sixth anniversary of the Effective Time shall survive, whether or not such claims shall have been finally adjudicated or settled.

          (b) Parent shall cause the Surviving Corporation to, and the Surviving Corporation shall, maintain in effect for six years from the Effective Time, if available, the current directors' and officers' liability insurance policies ("D&O Insurance") covered by such policies (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to matters occurring prior to the Effective Time; provided, however, that in no event shall the Surviving Corporation be required to expend pursuant to this Section 5.8(b) more than an amount per year equal to 150% of current annual premiums paid by the Company for such insurance. In the event that, but for the proviso to the immediately preceding sentence, the Surviving Corporation would be required to expend more than 150% of current annual premiums, the Surviving Corporation shall obtain the maximum amount of such insurance obtainable by payment of annual premiums equal to 150% of current annual premiums. If the Surviving Corporation elects to reduce the amount of insurance coverage pursuant to the preceding sentence, it will furnish to the officers and directors currently covered by such D&O Insurance reasonable notice of such reduction in coverage and shall, to the extent additional coverage is available, afford such persons the opportunity to pay such additional premiums as may be necessary to maintain the existing level of D&O Insurance coverage.

          (c) If the Surviving Corporation or any of its successors or assigns
(i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 5.8.

          (d) The provisions of this Section 5.8 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives.

          Section 19.9   Public Announcements.  Parent and the Company shall
                         --------------------
consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement, or the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Law or any listing agreement with a national securities exchange or trading system to which Parent or the Company is a party.

          Section 19.10  Acquisition Proposals. The Company shall not, nor shall
                         ---------------------
it authorize or permit any of its Subsidiaries or Representatives to, directly or indirectly, (a) solicit, initiate or encourage the submission of any Acquisition Proposal or (b) participate in or encourage any discussion or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of, any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal; provided, however, that the foregoing shall not prohibit the Company Board of Directors from furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited Acquisition Proposal during the Initial Period, and to the extent that, (A) the Company Board of Directors, based upon the advice of outside legal counsel, determines in good faith that such action is required for the Company Board of Directors to comply with its fiduciary obligations to the Company Stockholders under applicable Delaware law, (B) prior to taking such action, the Company receives from such person or entity an executed agreement in reasonably customary form relating to the confidentiality of information to be provided to such person or entity and (C) the Company Board of Directors concludes in good faith, based upon written advice from its independent financial advisor, that the Acquisition Proposal is a Superior Proposal. The Company shall provide immediate oral and written notice to Parent of (a) the receipt of any such Acquisition Proposal or any inquiry which could reasonably be expected to lead to any Acquisition Proposal, (b) the material terms and conditions of such Acquisition Proposal or inquiry, (c) the identity of such person or entity making any such Acquisition Proposal or inquiry and (d) the Company's intention to furnish information to, or enter into discussions or negotiations with, such person or entity. The Company shall continue to keep Parent informed of the status and details of any such Acquisition Proposal or inquiry. For purposes of this Agreement, "Acquisition Proposal" means any bona fide proposal with respect to a merger, consolidation, share exchange, tender offer or similar transaction involving the Company, or any purchase or other acquisition of all or any significant portion of the assets of the Company or any equity interest in the Company.

          Section 19.11  FCC Applications.  The Company and Parent shall
                         ----------------
coordinate efforts and cooperate with each other, to the extent permitted by the FCC rules, in the preparation and filing of Colocation Applications and Other Applications with the FCC. Without limitation to the foregoing, upon the request of Parent, the Company shall use its reasonable efforts to prepare and file and/or to cause the lessor of a Channel Lease to prepare and file, at Parent's expense, a Colocation Application or Other Application to be filed with the FCC, as soon as practicable, and to the extent applicable, in no event after: (i) the end of the initial one week filing window in which the FCC will accept Other Applications for the provision of Two-Way Services pursuant to the newly adopted FCC rules governing the provision of Two-Way Services; or (ii) the end of a filing window for ITFS major modification applications established pursuant to Section 74.911(c) of the FCC rules.

          Section 19.12  Undertakings of Parent.  Parent shall perform, or cause
                         ----------------------
to be performed, when due all obligations of Purchaser under this Agreement.

          Section 19.13  Director Resignations.  The Company shall cause to be
                         ---------------------
delivered to Parent resignations of all the directors of the Company's Subsidiaries to be effective upon the consummation of the Merger. The Company shall cause such directors, prior to resignation, to appoint new directors nominated by Parent to fill such vacancies.

          Section 19.14  Rights Plan. The Board of Directors of Company shall as
                         -----------
promptly as practicable, and in any event prior to 5:00 p.m., New York time, on April 30, 1999, adopt a Rights Agreement between the Company and a rights agent selected by it (the "Rights Plan") and shall approve the appropriate resolutions so that (i) neither Parent nor Purchaser will become an "Acquiring Person" (as defined in the Rights Plan) as a result of the Merger or the Voting Agreements,
(ii) no "Stock Acquisition Date" or "Distribution Date" (as such terms are defined in the Rights Plan) will occur as a result of the Merger or the Voting Agreements, and (iii) all outstanding rights to purchase Series A Junior Participating Preferred Stock issued and outstanding under the Rights Plan will expire at the Effective Time.

          Section 19.15  Year 2000 Plan.  The Company shall use all commercially
                         --------------
reasonable efforts to ensure that the Year 2000 Plan shall be completed in a timely manner. The Company shall (i) allow Parent to monitor the Company's Year 2000 Compliance issues and Year 2000 Plan, (ii) provide prompt notice to Parent if the Company does not achieve, or reasonably expects it shall not achieve, milestones and objectives identified in the Year 2000 Plan and (iii) cooperate in good faith with Parent's efforts to ensure that the Company is Year 2000 Compliant.

          Section 19.16  Employee Benefits.
                         -----------------

          (a) Parent and Purchaser agree that, effective as of the Effective Time and for a three-year period following the Effective Time, the Surviving Corporation and its Subsidiaries and successors shall provide to the employees of the Company or any of its Subsidiaries immediately prior to the Effective Time ("Employees") with employee plans and programs which provide benefits that are no less favorable in the aggregate to those provided to such Employees immediately prior to the date hereof. With respect to such benefits, service accrued by such Employees during employment with the Company and its Subsidiaries prior to the Effective Time shall be recognized for all employment and benefit-related purposes as service rendered to the Surviving Corporation and its Subsidiaries and successors, except for benefit accruals under the defined benefit pension plan sponsored by Parent and to the extent necessary to prevent duplication of benefits.

          (b) Parent and Purchaser agree to honor and to cause the Surviving Corporation to honor, in accordance with their terms, and to make required payments when due under, all contracts, agreements, arrangements, policies, plans and commitments of the Company and its Subsidiaries in effect as of the date hereof (including but not limited to employment, incentive and severance agreements and arrangements), as amended through the date hereof, that are applicable with respect to any employee, officer or director or former employee, officer or director of the Company or any of its Subsidiaries (the "Plans"); provided, however, that the foregoing shall not preclude Parent or Purchaser from amending or terminating any Plan in accordance with its terms. Parent and Purchaser acknowledge that consummation of the Merger shall constitute a "Change in Control" and a "Covered Transaction" for purposes of the Plans.

          (c) With respect to any welfare plans in which the Employees are eligible to participate after the Effective Time, Parent and Purchaser shall cause the Surviving Corporation to (i) waive all limitations as to preexisting conditions exclusions (to the extent such exclusions are not currently applicable to Employees) and waiting periods with respect to participation and coverage requirements (to the extent any such waiting periods are not currently in effect with respect to Employees) applicable to the Employees and (ii) provide each Employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements.

          Section 19.17  Matters Relating to BARs.  At any time, and from time
                         ------------------------
to time, prior to the Effective Time, upon the written request of the Company, Parent shall loan funds to the Company, in an aggregate amount not to exceed $3.5 million for the purpose of funding the amounts required to be paid by the Company to the holders of the Company's Bond Appreciation Rights (relating to the Company's Senior Discount Notes due 2004 (the "2004 Notes")) upon the exercise thereof. Interest will accrue on such loans at a rate of ten percent (10%) per annum, and the aggregate principal amount of such loans, together with accrued interest thereon, shall be due and payable on the first anniversary of any termination of this Agreement; provided, that, if (i) the Company enters into an Acquisition Agreement related to an Alternative Transaction and (ii) this Agreement is terminated pursuant to Section 7.1(d)(i), then the entire principal amount of such loans, together with accrued interest thereon, shall be due and payable upon demand as of the date of such termination. All loans made to the Company by Parent pursuant to this Section 5.17 shall be secured by the outstanding capital stock of a Subsidiary of the Company, which Subsidiary will hold rights to use licenses to provide wireless cable services to not less than 150,000 PSA footprint households.

          Section 19.18  Matters Relating to Notes.  If on September 30, 1999
                         -------------------------
the only condition to the Closing remaining unfulfilled is the receipt of any required approval by the FCC, then Parent shall have the option to extend the End Date (as defined in Section 7.1(b)(i)) to December 31, 1999 by delivering to the Company on or prior to September 30, 1999 a notice by which Parent shall agree to loan to the Company up to $13,000,000, in cash, for the purpose, among other things, of paying interest due in December 1999 on the Company's 2004 Notes. Interest will accrue on such loan at a rate of ten percent (10%) per annum, and the aggregate principal amount of such loan, together with accrued interest thereon, shall be due and payable on the first anniversary of any termination of this Agreement; provided, that, if (i) this Agreement is terminated in accordance with the terms hereof (other than as a result of a breach of this Agreement by Parent or Purchaser) and (ii) the Company enters into an Acquisition Agreement related to an Alternative Transaction that would, if consummated in accordance with its terms, provide to the Company or the stockholders of the Company a per share cash consideration equal to or greater than ninety percent (90%) of the Merger Consideration, then the entire principal amount of such loans, together with accrued interest thereon, shall be due and payable upon demand as of the date of such termination. All loans made to the Company by Parent pursuant to this Section
5.18 shall be secured by the outstanding capital stock of a Subsidiary of the Company, which Subsidiary will hold rights to use licenses to provide wireless cable services to not less than 500,000 PSA footprint households with at least twenty (20) MDS and ITFS channels, in the aggregate.


                                   ARTICLE XX
                                   CONDITIONS

          Section 20.1  Conditions to the Obligation of Each Party.  The
                        ------------------------------------------
respective obligations of Parent, Purchaser and the Company to effect the Merger are subject to the satisfaction of the following conditions, unless waived in writing by all parties:

          (a) This Agreement and the Merger shall have been approved and adopted by the requisite vote of the Company's stockholders, as required by the DGCL, the Company Certificate of Incorporation and the Company Bylaws;

          (b) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (including, any statute, rule, regulation, injunction, order or decree proposed, enacted, enforced, promulgated, issued or deemed applicable to, or any consent or approval withheld with respect to, the Merger, by any Governmental Entity) preventing the consummation of the Merger shall be in effect; provided, however, that the parties invoking this condition shall use all commercially reasonable efforts to have any such order or injunction vacated; and

          (c) All actions by or in respect of or filings with any Governmental Entity required to permit the consummation of the Merger shall have been obtained or made (including any necessary approval by the FCC and the expiration or termination of any applicable waiting period under the HSR Act).

          Section 20.2  Conditions to Obligations of Parent and Purchaser to
                        ----------------------------------------------------
Effect the Merger.  The obligations of Parent and Purchaser to effect the Merger
-----------------
are further subject to satisfaction or waiver at or prior to the Effective Time of the condition that the representations and warranties of the Company in this Agreement shall have been true and correct in all material respects as of the date of this Agreement and the Company shall have performed in all material respects all obligations required to be performed by it under this Agreement.

          Section 20.  Conditions to Obligations of the Company to Effect the
                       ------------------------------------------------------
Merger. The obligations of the Company to effect the Merger are further subject
------
to satisfaction or waiver at or prior to the Effective Time of the condition that the representations and warranties of Parent and Purchaser in this Agreement shall be true and correct in all material respects as of the date of this Agreement and Parent and Purchaser shall have performed in all material respects all obligations required to be performed by them under this Agreement.

                                  ARTICLE XXI
                       TERMINATION, AMENDMENT AND WAIVER

          Section 21.  Termination.   This Agreement may be terminated and the
                       -----------
Merger may be abandoned at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the Company's stockholders:

          (a) By the mutual written consent of Parent and the Company;

          (b) By either of the Company or Parent:

              (i) if the Effective Date shall not have occurred on or before September 30, 1999 (or October 31, 1999 if the only condition to the Closing remaining unfulfilled on September 30, 1999 is any required approval by the
    FCC) (the "End Date"); provided, however, that if Parent delivers to the Company the notice referred to in Section 5.18, the End Date shall be extended to December 31, 1999; provided, further, that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Date to occur on or before such date;

              (ii) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their reasonable efforts to lift), which permanently restrains, enjoins or otherwise prohibits the Merger and such order, decree, ruling or other action shall have become final and non-appealable; or

              (iii) if, at the Stockholders' Meeting, the Company Stockholder Approval shall not have been obtained.

          (c)  By the Company:

              (i) in connection with entering into a definitive agreement as permitted by Section 5.6 related to a Superior Proposal that would, if consummated in accordance with its terms, provide to the Company or the stockholders of the Company a per share consideration equal to or greater than $1.00 per share in excess of the Merger Consideration (as may be adjusted pursuant to Section 5.6); provided the Company has complied with all provisions of Section 5.6 and of Section 5.10, including the notice provisions therein, and that the Company makes simultaneous payment to Parent of funds as required by Section 7.2(b); or

              (iii) if Parent or Purchaser shall have breached in any material respect any of their respective representations, warranties, covenants or other agreements contained in this Agreement, which breach cannot be or has not been cured within 30 days after the giving of written notice by the Company to Parent or Purchaser, as applicable.

          (d) By Parent:

              (i) if the Company Board of Directors shall have withdrawn, modified or changed in a manner adverse to Parent or Purchaser its approval or recommendation of this Agreement or the Merger or shall have recommended an Acquisition Proposal or shall have executed an agreement in principle or definitive agreement relating to an Acquisition Proposal or similar business combination with a person or entity other than Parent, Purchaser or their affiliates; or

              (ii) if the Company shall have breached any representation, warranty, covenant or other agreement contained in this Agreement which (x) would give rise to the failure of a condition set forth in Section 6.2 and
    (y) cannot be or has not been cured within 30 days after the giving of written notice to the Company.

           Section 21.   Effect of Termination.
                         ---------------------

           (a) In the event of the termination of this Agreement pursuant to
Section 7.1 hereof, this Agreement shall forthwith be terminated and have no further effect except as specifically provided herein and, except as provided in this Section 7.2 and in Section 8.12, there shall be no liability on the part of any party hereto, provided that nothing herein shall relieve any party from liability for fraud or any willful breach hereof.

           (b) If (i) Parent or Purchaser exercises its right to terminate this Agreement under Section 7.1(d)(i), the Company shall pay to Parent $11 million (the "Termination Fee"), payable in same-day funds, as liquidated damages and not as a penalty to reimburse Parent for its time, expense and lost opportunity costs of pursuing the Merger, upon consummation of the transaction relating to such Acquisition Proposal.

          (c) In the event that (i) any person shall have publicly disclosed an Acquisition Proposal and (ii) following such disclosure, at the Stockholders' Meeting, the Company Stockholder Approval is not obtained (other than as a result of a breach of this Agreement by Parent or Purchaser) and (iii) not later than twelve months after any termination of this Agreement pursuant to
Section 7.1(b)(iii) the Company shall have entered into a definitive agreement for an Alternative Transaction, or shall have consummated an Alternative Transaction, then immediately prior to, and as a condition of, the consummation of such Alternative Transaction the Company shall pay, or cause to be paid, to Parent the Termination Fee, payable in same-day funds, as liquidated damages and not as a penalty, to reimburse Parent for its time, expense and lost opportunity costs of pursuing the Merger.

          (d) Notwithstanding anything to the contrary set forth in this Agreement, if the Company fails promptly to pay to Parent any amounts due under this Section 7.2, the Company shall pay the costs and expenses (including reasonable legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee or obligation at the publicly announced prime rate of Citibank, N.A. in effect from time to time from the date such fee or obligation was required to be paid.

          Section 21.3  Amendments.  Subject to applicable law, this Agreement
                        ----------
may not be amended except by action of the Board of Directors of each of the parties hereto set forth in an instrument in writing signed on behalf of each of the parties hereto; provided, however, that after approval of the Merger by the Company's stockholders, no amendment may be made without the further approval of the Company's stockholders if the effect of such amendment would be to reduce the Merger Consideration or change the form thereof.

          Section 21.4  Waiver.  At any time prior to the Effective Time,
                        ------
whether before or after the Stockholders' Meeting, any party hereto, by action taken by its board of directors, may (i) extend the time for the performance of any of the covenants, obligations or other acts of any other party hereto or
(ii) waive any inaccuracy of any representations or warranties or compliance with any of the agreements, covenants or conditions of any other party or with any conditions to its own obligations. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party by its duly authorized officer. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights. The waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

                                  ARTICLE XXII
                              GENERAL PROVISIONS

          Section 22.1  No Third Party Beneficiaries.  Other than the provisions
                        ----------------------------
of Article II and Sections 5.7, 5.8 and 5.16 hereof, nothing in this Agreement shall confer any rights or remedies upon any person other than the parties hereto.

          Section 22.2  Entire Agreement.  This Agreement constitutes the entire
                        ----------------
Agreement among the parties with respect to the subject matter hereof and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, with respect to the subject matter hereof.

          Section 22.3  Succession and Assignment.  This Agreement shall be
                        -------------------------
binding upon and inure to the benefit of the parties named herein and their respective successors. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties; provided, however, that Purchaser may freely assign its rights to another wholly owned subsidiary of Parent without such prior written approval but no such assignment shall relieve Purchaser of any of its obligations hereunder.

          Section 22.4  Counterparts.  This Agreement may be executed in two or
                        ------------
more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          Section 22.5  Headings.  The section headings contained in this
                        --------
Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          Section 22.6  Governing Law.  This Agreement shall be governed by and
                        -------------
construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law thereof.

          Section 22.7  Severability.  Any term or provision of this Agreement
                        ------------
that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

          Section 22.8  Specific Performance.  Each of the parties acknowledges
                        --------------------
and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other party shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

          Section 22.9  Construction.  The language used in this Agreement shall
                        ------------
be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

          Section 22.10 Non-Survival of Representations and Warranties and
                        --------------------------------------------------
Agreements. The representations, warranties and agreements in this Agreement
----------
shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 7.1, as the case may be, except that (i) the agreements set forth in Articles I, II and VIII and Sections 5.4, 5.7, 5.8 and 5.16 shall survive the Effective Time indefinitely and (ii) the agreements set forth in Sections 5.7, 5.8 and 7.2 and in Article VIII shall survive the termination of this Agreement indefinitely.

          Section 22.11 Certain Definitions.  For purposes of this Agreement,
                        -------------------
the terms "associate" and "affiliate" shall have the same meaning as set forth in Rule l2b-2 promulgated under the Exchange Act, and the term "person" shall mean any individual, corporation, partnership (general or limited), limited liability company, limited liability partnership, trust, joint venture, joint-stock company, syndicate, association, entity, unincorporated organization or government or any political subdivision, agency or instrumentality thereof. For purposes of this Agreement, the term "Subsidiary" shall mean, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (a) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries or (b) such party or any other Subsidiary of such party is a general partner (excluding any such partnership where such party or any subsidiary of such party does not have a majority of the voting interest in such partnership).

          Section 22.12 Fees and Expenses.  Each party hereto shall pay its own
                        -----------------
costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

          Section 22.13 Notices.  All notices, requests, claims, demands and
                        -------
other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses, or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.13:

    If to Parent or Purchaser:

          Sprint Corporation
          2330 Shawnee Mission Parkway
          Westwood, Kansas 66205
          Telecopier:  (913) 624-2256
          Attention:  President and J. Richard Devlin

    with a copy to:

          King & Spalding
          191 Peachtree Street
          Atlanta, Georgia 30303-1763
          Telecopier:  (404) 572-5146
          Attention:  Bruce N. Hawthorne


    If to the Company:

          American Telecasting, Inc.
          5575 Tech Center Drive, Suite 300
          Colorado Springs, Colorado 80919
          Telecopier: (719) 260-5010
          Attention:  Robert D. Hostetler

    with a copy to:

          Skadden, Arps, Slate, Meagher & Flom LLP
          919 Third Avenue
          New York, New York 10022
          Telecopier:  (212) 735-2000
          Attention:  Randall H. Doud

          Section 22.14 Control of the Company.  Purchaser has not exercised and
                        ----------------------
shall not exercise any control of the Company, its Subsidiaries or the FCC Licenses held by the Company or its Subsidiaries prior to the Closing and the grant of the necessary approvals by the FCC.

          Section 22.15 Matters relating to the Voting Agreements.  The Company
                        -----------------------------------------
acknowledges and agrees that it shall be responsible and held liable for any and all monetary damages arising out of or relating to any breach of any Voting Agreement by the stockholder of the Company party thereto.

     IN WITNESS WHEREOF, the Company, Parent and Purchaser and have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                         AMERICAN TELECASTING, INC.


                         By: /s/ ROBERT D. HOSTETLER
                             --------------------------------
                             Name:  Robert D. Hostetler
                             Title: President and
                                      Chief Executive Officer


                         SPRINT CORPORATION

                         By: /s/ THEODORE H. SCHELL
                             -----------------------------
                             Name:  Theodore H. Schell
                             Title:  Senior Vice President


                         DD ACQUISITION, CORP.

                         By: /s/ THEODORE H. SCHELL
                             -----------------------------
                             Name:  Theodore H. Schell
                             Title:  Vice President